Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

BIOTA PHARMACEUTICALS ANNOUNCES CHANGES TO

MANAGEMENT AND BOARD OF DIRECTORS

ATLANTA, GA – September 26, 2014 — Biota Pharmaceuticals, Inc. (Nasdaq: BOTA, the “Company”) today announced a number of changes to management and its board of directors that will become effective October 1, 2014.

The Board of Directors has appointed Dr. Joseph M. Patti as the Company’s President and Chief Executive Officer and as a director of the Company. Dr. Patti is replacing Russell H. Plumb, the Company’s current President and Chief Executive Officer, who will assume the role of Executive Chairman of the Board of Directors and will continue to have certain other ongoing responsibilities with the Company. The Company also announced that Dr. James Fox will step down as Chairman of the Board, but will assume the role of Lead Independent Director. Further, Mr. Richard Hill, a director of the Company and its predecessor, Biota Holdings, Limited since 2008, will not stand for re-election at the Company’s upcoming annual meeting.

“I value the trust that the board has placed in me to lead Biota and am excited about our prospects and our pipeline of antivirals focused on the treatment of respiratory viral infections," commented Dr. Patti. “I believe our fiscally responsible operating model, as well as our plans to consider a number of strategic opportunities to complement our pipeline, initiate a Phase 2 trial in the first quarter of 2015 with vapendavir and complete ongoing IND-enabling studies and progress BTA-C585 into the clinic in mid-2015 to treat RSV infections bode well for Biota and its shareholders over the next 12-18 months.”

Dr. Patti, age 50, joined the Company on November 12, 2012 and has served as its Executive Vice President of Corporate Development and Strategy since that time. Prior to joining the Company, Dr. Patti was a co-founder of Inhibitex, Inc. and served as its Chief Scientific Officer and Senior Vice President of Research and Development from 2007 until it was acquired by Bristol Myers Squibb in February 2012. He also served as its Chief Scientific Officer and Vice President of Research and Development from 2005 to 2007and as Vice President, Preclinical Development prior to that. Dr. Patti was a director of Inhibitex from 1998 to 2005. Before co-founding Inhibitex in 1998, Dr. Patti was an Assistant Professor at Texas A&M's Institute of Biosciences and Technology and also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a BS in Microbiology from the University of Pittsburgh, an MSPH from the University of Miami, School of Medicine and a PhD in Biochemistry from the University of Alabama at Birmingham. Dr. Patti is currently a director of SciStem Therapeutics, Inc., a privately-held company focused on developing cellular therapies for bone healing and musculoskeletal indications in both human and animal health.

"I want to thank Russ for his contributions and dedication in transforming our business model and leading us through a number of strategic and operational challenges over the past two years” stated Dr. James Fox, the Company’s Chairman of the Board. “Under his leadership, we have streamlined our pipeline and operations and established a solid financial foundation upon which to position Biota for sustainability and growth. I am pleased that we and our shareholders will continue to have the benefit of both Russ’s and Joe’s talents. We look forward to Joe’s stewardship of the Company as we continue our evolution into a more clinically-focused, data driven organization. I would also like to thank and recognize Richard Hill for his commitment and contributions as a director of Biota over the past six years.”

“I greatly appreciate the support that our board has provided me over the past several years in my role as CEO” stated Mr. Plumb. “For personal reasons of mine, and with Jim’s desire to reduce his board commitments, this is an opportune time to implement these changes. Having worked closely with Joe for over 14 years, I have every confidence that he will successfully lead the evolution of Biota. I am delighted to have the opportunity to continue to assist the board and management in implementing our strategic and transition plans.”

Biota Pharmaceuticals, Inc.  ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009   ♦ Tel: (678) 221-3343

About Biota

Biota Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery and development of products to prevent and treat serious and potentially life-threatening viral respiratory infectious diseases. The Company currently has two Phase 2 clinical-stage product candidates: (i) laninamivir octanoate, which is being developed for the treatment of influenza A and B infections; and (ii) vapendavir, a potent, broad spectrum capsid inhibitor of enteroviruses, including human rhinovirus, which is being developed to treat patients with underlying respiratory illnesses, such as asthma and chronic obstructive pulmonary disease (COPD), that are infected with HRV. In addition to these clinical development programs, the Company also has late-stage preclinical programs focused on developing antivirals for the treatment of respiratory syncytial virus infections. For additional information about the Company, please visit www.biotapharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties concerning our business, operations and financial performance. Any statements that are not of historical facts may be deemed to be forward-looking statements, including: when the management and board changes will become effective; plans to consider a number of strategic opportunities to complement the Company’s pipeline; plans to advance vapendavir into a Phase 2 trial in the first quarter of 2015 and complete ongoing IND-enabling studies and progress BTA-C585 into the clinic in mid-2015; and the evolution of the Company into a clinically-focused, data driven organization. .

Various important factors could cause actual results, performance, events or achievements to materially differ from those expressed or implied by forward-looking statements, including the Company, the FDA or a similar regulatory body in another country, a data safety monitoring board, or an institutional review board, delaying, limiting, suspending or terminating the clinical development of any of the Company’s product candidates at any time for a lack of safety, tolerability, anti-viral activity, commercial viability, regulatory or manufacturing issues, or any other reason whatsoever; the Company’s ability to secure, manage and retain qualified third-party clinical research, preclinical research, data management and contract manufacturing organizations upon which it relies to assist in the design, development and implementation of the clinical development of its product candidates; the Company’s ability to identify and consummate acceptable corporate development or other strategic transactions , and other cautionary statements contained elsewhere in this press release and in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the U.S. Securities and Exchange Commission, or SEC, on September 27, 2013 and its Form 10-Q’s as filed with the SEC on November 12, 2013, February 10, 2014 and May 12, 2014

There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Biota is a registered trademark of Biota Pharmaceuticals, Inc.

Contacts:

Russell H. Plumb

Chief Executive Officer

(678) 221-3351

r.plumb@biotapharma.com

Lee M. Stern

The Trout Group

lstern@troutgroup.com

Biota Pharmaceuticals, Inc.  ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009   ♦ Tel: (678) 221-3343